EXHIBIT 5.1

[Lionel Sawyer & Collins Letterhead]

September 27, 2011

Coffee Holding Co., Inc.
3475 Victory Boulevard
Staten Island, New York 10314

Re:           Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Coffee Holding Co., Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-176412) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, the prospectus, dated September 22, 2011 (the “Prospectus”) and the prospectus supplements, dated September 27, 2011 (the “Prospectus Supplements”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act, relating to (a) the issuance and sale by the Company of 890,000 units (the “Units”), with each Unit consisting of one (1) share of common stock (each, a “Share”), par value $0.001 per share, of the Company (“Common Stock”) and three-tenths (3/10ths) of a warrant to purchase one share of Common Stock; and (b) the sale of 200,000 shares of the Common Stock (the “Selling Stockholder Shares”) by certain stockholders of the Company (the “Selling Stockholders”).  There are 267,000 shares (the “Warrant Shares”) which are issuable upon exercise of the warrants included as part of the Units, substantially in the form filed as Exhibit 4.1 to the Current Report on Form 8-K filed on September 27, 2011 (the “Original Form 8-K”) to which this opinion is attached as Exhibit 5.1 (collectively, the “Warrants”) pursuant to an amendment to the Original Form 8-K filed on September 29, 2011 (the “Amendment”).

We understand that the Units and the Selling Stockholder Shares are to be sold, as described in the Registration Statement, the Prospectus and the Prospectus Supplements, to investors (each, a “Purchaser”) pursuant to a subscription agreement between the Company, the Selling Stockholders and each of the Purchasers, dated as of September 27, 2011 (the “Purchase Agreement”), substantially in the form filed as Exhibit 10.2 to the Original Form 8-K to which this opinion is attached as Exhibit 5.1 pursuant to the Amendment.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and the Prospectus Supplements.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and the Selling Stockholders and have not sought independently to verify such matters.  We assume the Company has reserved, and will maintain reserved, a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the Warrant Shares.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           the issuance and sale of the Units, the Shares and the Warrants included therein, has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement related to the Units, the Shares and the Warrants and in accordance with the Purchase Agreement, the Units, the Shares and the Warrants included therein, will be validly issued, fully paid and non-assessable;

2.           the Warrant Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Warrants (including the due payment of any exercise price therefore specified in the Warrants), the Warrant Shares will be validly issued, fully paid and non-assessable; and

3.           the Selling Stockholder Shares have been validly issued and are fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and to the General Corporation law of the State of Nevada.  We express no opinion as to the effect of the law of any other jurisdiction.  Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm therein and in the Prospectus and in any Prospectus Supplements under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lionel Sawyer & Collins